Exhibit 99.1

At the Company Donna Kush Director, Corporate Communications (402) 827-8931 dkush@ameritrade.com	Dave Pleiss Director, Investor Relations (402) 597-5658 dpleiss@ameritrade.com

AMERITRADE HAS RECORD FOURTH QUARTER AND FISCAL YEAR

Second Consecutive Quarter Exceeds Any Previous Total Year
Company Increases Guidance for Fiscal Year 2004

OMAHA, Neb., October 21, 2003 - Ameritrade Holding Corporation (Nasdaq: AMTD) today announced results for the quarter and fiscal year ended September 26, 2003, which demonstrate the force of its scale-on-demand technology and operating leverage.

Fourth Quarter Highlights

•	Record net income of $55 million, or $0.13 per share

•	Record pre-tax income of $92 million, or 47 percent

•	Record operating margin(1) of $107 million, or 54 percent

•	Record EBITDA(1) of $101 million, or 51 percent

•	Liquid assets(1) of $335 million; cash and cash equivalents of $249 million

•	Average trades per day of approximately 158,000

•	76,000 new accounts at an average cost per account of $195, 41,000 net new accounts

•	Signed a purchase agreement to acquire approximately 11,500 BrokerageAmerica client accounts

2003 Fiscal Year Results

•	Record net income of $137 million, or $0.32 per share

•	Record pre-tax income of $227 million, or 32 percent

•	Record operating margin(1) of $313 million, or 44 percent

•	Record EBITDA(1) of $264 million, or 37 percent

•	330,000 new accounts at an average cost per account of $274, 172,000 net new accounts

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Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Ameritrade/ Page 2

•	Record net revenues of $713 million

•	Record client assets of $55 billion, an increase of 57 percent from end of FY 2002

(1)	See attached reconciliation of financial measures.

“2003 was a fantastic year. Liquid assets and client assets are at historical highs, we bought back almost 17 million shares of our stock, and net income for each of the last two quarters surpassed that of any previous year in our history. Our 47 percent pre-tax margin this quarter significantly exceeds any of our publicly traded peers' published results in 2003 to date,” said Joe Moglia, chief executive officer. “Lastly, our percentage of growth in shareholder value far outpaced the entire AMEX Securities Broker/Dealer Index.”

Convertible Note Redemption

On October 23, 2003, the Company will redeem all of the approximately $46.3 million of its convertible subordinated notes. After the redemption, the Company will have no outstanding bank debt or convertible debt.

Stock Repurchases

During the quarter, Ameritrade utilized approximately 45% of net income, or $25 million, in repurchasing its stock. Through September 26, 2003 the Company has invested about $90 million in repurchasing almost 17 million shares of stock at an average of $5.45 per share.

Merger Success

Ameritrade has achieved approximately $188 million in pre-tax synergies since closing the Datek merger, for a run-rate of $245 million in annual pre-tax merger synergies.

Outlook

Ameritrade has increased its current projections for the fiscal year 2004 to $0.31- $0.57 per share in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 28-year history of servicing self-directed investors. Ameritrade develops and provides innovative brokerage products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. With 3 million client accounts, Ameritrade, Inc.1, a subsidiary of Ameritrade Holding Corporation, is a leader in the online brokerage business, recently receiving Forbes “Best of Web” honors as well as an overall four-star rating, and a top rating for “Ease of Use” and

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

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Ameritrade/ Page 3

“Research Amenities” on the Barron’s 2003 Online Broker Survey. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding this planned redemption, our future revenues, expenses, synergies, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results.

These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include the completion of the redemption of the outstanding convertible notes, the successful integration of the operations of Ameritrade and Datek, operational cost savings resulting from the merger of Ameritrade and Datek, market fluctuations and changes in client trading activity, general economic conditions, increased competition, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     1 Ameritrade, Inc., member NASD/SIPC

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Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Fiscal Year Ended

	Sept. 26, 2003	Sept. 27, 2002	Sept. 26, 2003	Sept. 27, 2002

Revenues:
Commissions and clearing fees	$134,861	$66,284	$472,760	$252,526
Interest revenue	46,029	30,973	168,794	116,345
Other	18,056	22,359	89,511	74,182

Total revenues	198,946	119,616	731,065	443,053
Client interest expense	2,364	4,012	17,811	12,260

Net revenues	196,582	115,604	713,254	430,793

Expenses:
Employee compensation and benefits	42,314	35,529	181,564	133,897
Communications	8,625	8,619	46,250	36,091
Occupancy and equipment costs	11,987	13,821	55,771	55,294
Depreciation and amortization	7,087	7,423	31,708	27,945
Professional services	4,518	8,386	31,398	25,088
Interest on borrowings	1,464	1,132	5,076	5,110
Loss/(gain) on disposal of property	41	166	(5,093)	403
Other	13,598	10,585	48,829	29,605
Advertising	14,852	13,785	90,394	72,471
Restructuring and asset impairment charges	0	63,406	0	63,406

Total expenses	104,486	162,852	485,897	449,310

Pre-tax income (loss)	92,096	(47,248)	227,357	(18,517)
Provision for (benefit from) income taxes	36,983	(1,560)	90,715	10,446

Net income (loss)	$55,113	$(45,688)	$136,642	$(28,963)

Basic earnings (loss) per share	$0.13	$(0.17)	$0.32	$(0.13)
Diluted earnings (loss) per share	$0.13	$(0.17)	$0.32	$(0.13)
Weighted average shares outstanding — basic	427,142	261,549	427,376	227,327
Weighted average shares outstanding — diluted	436,781	261,549	432,480	227,327

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Sept. 26, 2003	Sept. 27, 2002

Assets:
Cash and cash equivalents	$248,623	$198,398
Segregated cash and investments	7,878,421	5,665,109
Broker/dealer receivables	2,921,732	1,397,862
Client receivables	2,202,170	1,419,469
Goodwill and intangible assets	971,550	964,979
Other	180,272	155,024

Total assets	$14,402,768	$9,800,841

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$3,142,435	$1,917,482
Client payables	9,611,243	6,374,644
Prepaid variable forward contract obligation	36,194	—
Convertible subordinated notes	46,295	47,645
Other	328,988	362,671

Total liabilities	13,165,155	8,702,442
Stockholders’ equity	1,237,613	1,098,399

Total liabilities and stockholders’ equity	$14,402,768	$9,800,841

Note: Certain items in the prior year condensed consolidated balance sheet have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended

	Sept. 26, 2003	June 27, 2003	Mar. 28, 2003	Dec. 31, 2002

Trading days	63	63	60	65
Average client trades per day	158,016	154,294	116,246	140,700
Total trades (in millions)	10.0	9.7	7.0	9.1
Assets in client accounts (in billions)	$54.8	$48.0	$39.1	$37.1
Core brokerage open accounts*	3,014,000	2,973,000	2,907,000	2,872,000

• This relates to the core brokerage account base only. Total client base, including core accounts and non-core accounts (primarily clearing accounts, stock option administration accounts and bank referral accounts), was 3,357,000 at 9/26/03.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Fiscal Year Ended

	Sept. 26, 2003		Sept. 27, 2002		Sept. 26, 2003		Sept. 27, 2002

	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.

Operating Margin (1)
Operating margin	$106,989	54.4%	$30,109	26.0%	$312,658	43.8%	$117,763	27.3%
Less:
Advertising	(14,852)	-7.6%	(13,785)	-11.9%	(90,394)	-12.7%	(72,471)	-16.8%
Gain/(loss) on disposal of property	(41)	0.0%	(166)	-0.1%	5,093	0.7%	(403)	-0.1%
Restructuring and asset impairment charges	0	0.0%	(63,406)	-54.8%	0	0.0%	(63,406)	-14.7%

Pre-tax income (loss)	$92,096	46.8%	$(47,248)	-40.9%	$227,357	31.9%	$(18,517)	-4.3%

EBITDA (2)
EBITDA	$100,647	51.2%	$24,713	21.4%	$264,141	37.0%	$77,944	18.1%
Less:
Depreciation and amortization	(7,087)	-3.6%	(7,423)	-6.4%	(31,708)	-4.4%	(27,945)	-6.5%
Interest on borrowings	(1,464)	-0.7%	(1,132)	-1.0%	(5,076)	-0.7%	(5,110)	-1.2%
Restructuring and asset impairment charges	0	0.0%	(63,406)	-54.8%	0	0.0%	(63,406)	-14.7%

Pre-tax income (loss)	$92,096	46.8%	$(47,248)	-40.9%	$227,357	31.9%	$(18,517)	-4.3%

	As of

	Sept. 26,	June 27,	March 28,	Dec. 31,	Sept. 27,
	2003	2003	2003	2002	2002

Liquid Assets (3)
Liquid assets	$335,294	$259,764	$187,016	$246,800	$229,447
Plus: Broker-dealer cash and cash equivalents	55,634	84,210	114,078	61,745	91,566
Less:
Investment in NITE, net of tax	—	—	(6,546)	(23,017)	(19,411)
Excess broker-dealer regulatory net capital	(142,305)	(114,415)	(143,163)	(121,287)	(103,204)

Cash and cash equivalents	$248,623	$229,559	$151,385	$164,241	$198,398

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We believe operating margin provides an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com